UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

EPSILON ENERGY LTD.

(Exact name of registrant as specified in charter)

Alberta, Canada	001-38770	98-1476367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Dallas St., Suite 1250

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2026, Epsilon Energy Ltd. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), under which the Company may, from time to time, sell common shares of the Company, no par value, having an aggregate offering price of up to $15,000,000 (“Shares”) in “at the market” offerings through or to the Agent, as sales agent and/or principal. Sales can be made by any method deemed an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act or through privately negotiated transactions. Sales of the Shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Agent.

The Company is not obligated to sell, and the Agent is not obligated to sell or offer to sell, any Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. Each time the Company wishes to issue and sell the Shares under the Sales Agreement, the Company will provide the Agent with a placement notice describing the number or dollar value of Shares, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Capital Market to sell the Shares under the terms and subject to the conditions of the placement notice.

The Agent will receive a commission from the Company of 3.0% of the gross proceeds of any Shares sold under the Sales Agreement. In addition, the Company has agreed to reimburse the Agent for the reasonable and documented out-of-pocket expenses of the Agent.

Pursuant to the terms of the Sales Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agent may be required to make because of such liabilities. The Company and the Agent may each terminate the Sales Agreement as provided in the Sales Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-292704), including a base prospectus contained therein, filed with the Securities and Exchange Commission on January 13, 2026, and declared effective on January 22, 2026.

The Sales Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Sales Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Sales Agreement, a copy of which is attached hereto as Exhibit 10.1.

The legal opinion and consent of McLeod Law LLP relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
5.1*	Opinion of McLeod Law LLP
10.1*	Sales Agreement by and between Epsilon Energy Ltd. and Roth Capital Partners, LLC, dated June 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

Date: June 18, 2026	By:	/s/ J. Andrew Williamson
J. Andrew Williamson
Chief Financial Officer

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